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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Todhunter International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TODHUNTER INTERNATIONAL, INC.

222 Lakeview Avenue, Suite 1500
West Palm Beach, Florida 33401

SUPPLEMENT TO PROXY STATEMENT DATED JANUARY 22, 2004

        You recently received a Proxy Statement dated January 22, 2004 (the "Proxy Statement") in connection with the solicitation of proxies by the Board of Directors of Todhunter International, Inc. (the "Company") for the Annual Meeting of the Stockholders of the Company (the "Annual Meeting") to be held at the offices of Gunster, Yoakley & Stewart, P.A., at 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401, on Tuesday, March 16, 2004, at 11:00 a.m., Eastern Standard Time, for the following purposes:

  1.
  to elect three Class III Directors to hold office for a term of three years and until their successors have been elected and qualified, and one Class II Director to hold office for a term of two years and until his successor has been elected and qualified; and

  2.
  to act upon such other matters as may properly come before the meeting or any postponements or adjournments.

        This Proxy Supplement should be read in conjunction with the Proxy Statement and is being provided to you to add an additional item for your consideration at the Annual Meeting, specifically:

  3.
  to approve the Company's 2004 Stock Option Plan.

        Only stockholders of record at the close of business on January 20, 2004 shall be entitled to notice of, and to vote at, the meeting or any postponements or adjournments.

        If you need another copy of the Proxy Statement, you may contact Ezra Shashoua, Secretary of Todhunter International, Inc., 222 Lakeview Avenue, Suite 1500, West Palm Beach, Florida 33401, to request that another copy be mailed to you.

By Order of the Board of Directors
/s/ EZRA SHASHOUA EZRA SHASHOUA Secretary
West Palm Beach, Florida February 24, 2004

TODHUNTER INTERNATIONAL, INC.
222 Lakeview Avenue, Suite 1500
West Palm Beach, Florida 33401

PROXY STATEMENT SUPPLEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 16, 2004

        This Proxy Statement supplement (this "Proxy Supplement") is furnished in connection with the solicitation by the Board of Directors and management of Todhunter International, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of Gunster, Yoakley & Stewart, P.A., at 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401, on Tuesday, March 16, 2004, at 11:00 a.m., Eastern Standard Time, or at any and all postponements or adjournments, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Supplement supplements the Proxy Statement dated January 22, 2004 (the "Proxy Statement").

        This Proxy Supplement and the accompanying supplemental proxy card are first being mailed to stockholders on or about February 24, 2004.

        Only stockholders of record at the close of business on January 20, 2004, will be entitled to notice of the Annual Meeting and to vote the shares of common stock of the Company, par value $.01 per share ("Common Stock"), held by them at such time at the Annual Meeting or any and all postponements or adjournments. At January 20, 2004, 5,611,134 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting.

        Each share of Common Stock entitles the holder to cast one vote on each matter to be voted upon at the Annual Meeting. Abstentions and broker non-votes are counted only for purposes of determining the presence or absence of a quorum for the transaction of business.

        If the accompanying supplemental proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained in the card. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying supplemental proxy card will vote FOR the approval of the Company's 2004 Stock Option Plan. Each such proxy granted may be revoked by the stockholder at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting; attendance at the Annual Meeting will not, in itself, revoke the proxy.

        The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, the Company, through its directors, officers, employees and agents, may also solicit proxies personally or by telephone. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

        The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding at January 20, 2004, will constitute a quorum.

PROPOSAL TWO
APPROVAL OF THE COMPANY'S 2004 STOCK OPTION PLAN

        As of February 10, 2004, the Board approved the 2004 Stock Option Plan (the "2004 Plan"), subject to stockholder approval. Under this Proposal, the Company seeks stockholder approval of the 2004 Plan. The Board recommends that the stockholders approve the 2004 Plan.

The 2004 Plan

        The Board believes that the Company's future success will be enhanced by its ability to maintain a competitive position in attracting, retaining and motivating individuals through the use of stock options and stock appreciation rights ("SARs"). The Company's previous equity compensation plan, the 1992 Stock Option Plan (the "1992 Plan"), expired in August 2002. The Board approved the 2004 Plan to replace the 1992 Plan, subject to stockholder approval. The 2004 Plan will permit the granting of stock options and SARs and will provide the Company with the same number of shares as previously remained available under the 1992 Plan. The 2004 Plan does not seek to increase the number of shares of Common Stock available for issuance to participants beyond the amount that were available at the inception of the 1992 Plan. Assuming stockholders approve the 2004 Plan, the number of shares available for issuance will conform with the disclosures in the Compensation and Stock Option Committee Report in the Proxy Statement.

        The description of the 2004 Plan below is a summary of its principal provisions and is qualified in its entirety by reference to the 2004 Plan, a copy of which is included as Exhibit C to this Proxy Supplement.

Purpose

        The purposes of this 2004 Plan are to:

  •
  closely associate the interests of certain key employees and directors of the Company and its subsidiaries with the interests of the stockholders;

  •
  encourage key employees and directors to focus on the growth and development of the Company, as reflected in increased shareholder value;

  •
  maintain competitive compensation levels; and

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  •
  provide an incentive for key employees and directors to maintain employment or relationships with the Company so that the Company may retain the services of the most highly qualified individuals.

Administration

        The 2004 Plan states that it may be administered by the Board, or by a committee of the Board consisting of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a non-employee director. As of February 10, 2004, the Board appointed the Compensation and Stock Option Committee (the "Committee") to administer the 2004 Plan.

        The Committee has the full authority to administer and interpret the 2004 Plan, to grant awards under the 2004 Plan, to determine the persons to whom awards will be granted, to determine the number of shares of Common Stock to be covered by each award, to prescribe the form of instruments evidencing awards and to make all other determinations and to take all such steps in connection with the 2004 Plan and the awards under the 2004 Plan as the Committee, in its sole discretion, deems necessary or desirable.

        The terms and conditions of individual awards will be set forth in written agreements consistent with the 2004 Plan. Awards under the 2004 Plan may not be made on or after the tenth anniversary of the date the 2004 Plan is approved by the Company's stockholders, but awards granted prior to such date may extend beyond that date.

Eligibility and Types of Awards

        Under the 2004 Plan, directors, officers and other key employees of the Company and its subsidiaries are eligible to be granted stock options (incentive and non-qualified) and SARs. The Committee, in its sole discretion, determines eligibility for awards under the 2004 Plan.

Available Shares and Adjustments

        A maximum of 853,000 shares of Common Stock may be issued pursuant to awards granted under the 2004 Plan (excluding SARs). The Committee shall, in accordance with the terms of the 2004 Plan, make appropriate adjustments to the number of shares of Common Stock available for the grant of awards and the terms of outstanding options and other awards to reflect any stock dividend or distribution, stock split or reverse stock split.

        Upon a consolidation with or acquisition of the Company by another entity in a merger, reverse merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company (the "Successor Board") shall take one or more of the following actions:

  •
  make appropriate provision for the continuation of stock options by substituting on an equitable basis for the shares then subject to stock options the consideration payable

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    with respect to the outstanding shares of Common Stock in connection with the Acquisition;

  •
  accelerate the stock options' (or any installment of the stock options') exercise date;

  •
  upon written notice to the optionees, provide that all then-exercisable stock options must be exercised within a specified number of days or else shall terminate;

  •
  terminate all stock options in exchange for a cash payment equal to the excess, if any, of the fair market value of the shares subject to such stock options over the exercise price of such stock options; or

  •
  take such other action as deemed appropriate by the Committee or Successor Board.

        In the event an optionee's employment is terminated within twelve (12) months of a consolidation or merger, the Committee or Successor Board may provide for the automatic vesting of any cash payment program implemented in replacement of stock options.

        Upon a recapitalization or reorganization, an optionee, upon exercising a stock option, shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his stock option prior to such recapitalization or reorganization.

        In the event of a proposed dissolution or liquidation, each stock option will terminate immediately prior to the consummation of the proposed action or at such other time and subject to such other conditions as determined by the Committee.

Awards Under the 2004 Plan

        Stock Options.    The 2004 Plan authorizes the Committee to grant stock options to purchase shares of Common Stock to directors, officers and other key employees of the Company and its subsidiaries. Option grants may be in the form of incentive stock options ("ISOs") or non-qualified stock options, provided that only non-qualified stock options may be granted to non-employee directors and employees of its subsidiaries that do not qualify as a "subsidiary corporation" (within the meaning of Section 424 of the Internal Revenue Code or 1986, as amended (the "Code")). The Committee will determine the number of shares of Common Stock subject to each option, the term of each option (which may not exceed ten years, or five years in the case of an ISO granted to a stockholder who owns more than 10% of the outstanding voting capital stock of the Company), the exercise price, any vesting schedule, and the other material terms of each option. No ISO may have an exercise price less than the fair market value of the Common Stock at the time of grant (or, in the case of an ISO granted to a stockholder owning more than 10% of the Company's outstanding voting capital stock, 110% of fair market value), and no non-qualified option may have an exercise price less than 85% of the fair market value of the Common Stock at the time of grant.

        Options will remain exercisable for such times and be subject to such terms as determined by the Committee at grant. Upon the exercise of an option, the option holder must make payment of the full exercise price with cash or previously owned Common Stock.

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        Stock Appreciation Rights.    The 2004 Plan authorizes the Committee to grant SARs, either in tandem with a stock option or independent of a stock option, to directors, officers and other key employees. An SAR is a right to receive a payment either in cash or Common Stock equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share of the SAR. The Committee will determine the terms and conditions of SARs at the time of grant, but in no event shall the term of an SAR exceed ten years.

Amendment and Termination

        The Committee may amend the 2004 Plan or condition or modify awards under the 2004 Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the 2004 Plan or to comply with stock exchange rules or requirements.

        The Committee may at any time and from time to time terminate or modify or amend the 2004 Plan in any respect; however, the Committee may not, without shareholder approval, materially amend the 2004 Plan. For example, none of the following amendments could be adopted without shareholder approval:

  •
  materially increasing the number of shares of Common Stock to be issued under the 2004 Plan (other than pursuant to certain adjustments);

  •
  materially increasing benefits to participants, including any material change to (A) permit a repricing (or decrease in exercise price) of outstanding stock options, (B) reduce the price at which stock options may be offered, or (C) extend the duration of the 2004 Plan;

  •
  materially expanding the class of participants eligible to participate in the 2004 Plan; and

  •
  expanding the types of stock options or other awards provided under the 2004 Plan.

        The termination or any modification or amendment of the 2004 Plan shall not (except as described in the first paragraph of this Amendment and Termination section) without the consent of a participant, affect his or her rights under an award previously granted to him or her.

Nontransferability

        Generally, awards granted under the 2004 Plan are not assignable or transferable by a participant other than by will or by the laws of descent and distribution.

Material U.S. Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to options under the 2004 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Supplement, which are subject to

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change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. for U.S. federal income tax purposes. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

        The following summary is included for general information only and does not purport to address all the tax considerations that may be relevant. Each recipient of an award is urged to consult his or her own tax advisor as to the specific tax consequences to such recipient of the grant of an option, the exercise of an option and the disposition of Common Stock.

        Incentive Stock Options.    Under current federal income tax laws, the grant or exercise of an ISO generally has no income tax consequences for the optionee or the Company. However, the amount by which the fair market value of the Common Stock acquired pursuant to the exercise of an ISO exceeds the exercise price is an adjustment item for purposes of alternative minimum tax.

        If the aggregate fair market value of Common Stock (determined at the time the option is granted) with respect to which ISOs can be exercised for the first time by an optionee during any calendar year exceeds $100,000, then the options relating to such excess will be treated as non-qualified stock options.

        The sale of Common Stock received pursuant to the exercise of an option that satisfied all of the ISO requirements, as well as the holding period requirement described below, will result in a long-term capital gain or loss equal to the difference between the amount realized on the sale and the exercise price. To receive ISO treatment, an optionee must be an employee of the Company (or any "subsidiary") at all times during the period beginning on the date of the grant of the ISO and ending on the day three months before the date of exercise, and the optionee must not dispose of the Common Stock acquired pursuant to the exercise of an option either (i) within two years after the option is granted, or (ii) within one year after the date of exercise. Any gain or loss realized on a subsequent disposition of the shares will be treated as long-term capital gain or loss (depending on the applicable holding period). The Company will not be entitled to an income tax deduction upon the exercise of an ISO, nor upon a subsequent disposition of the shares of Common Stock, unless the option does not qualify as an ISO.

        In general, if the optionee does not satisfy the applicable holding period requirements, any gain equal to the difference between the exercise price and the fair market value of the Common Stock at exercise (or, if a lesser amount, the amount realized on disposition over the exercise price) will be recognized as ordinary income by the optionee. In the event of such a disposition before the expiration of either holding period described above, the Company will be entitled to a deduction at that time equal to the amount of ordinary income recognized by the optionee. Any gain on the disposition of the Common Stock in excess of the amount

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recognized by the optionee as ordinary income would be taxed to the optionee as short-term or long-term capital gain (depending on the applicable holding period).

        Non-Qualified Stock Options.    In general, an optionee will recognize no taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant. Upon exercise of a non-qualified stock option, an optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the optionee, the optionee will recognize a short-term or long-term capital gain or loss, depending upon his holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

        Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" during its taxable year to the extent that such compensation exceeds $1,000,000. "Covered employees" are a company's chief executive officer on the last day of the taxable year and any other individual whose compensation is required to be reported to stockholders in the Company's proxy statement under the Securities Exchange Act of 1934, as amended by reason of such employee being among the four highest compensated officers for the taxable year (other than the chief executive officer). Compensation paid under certain qualified performance-based compensation arrangements, which (among other things) provide for compensation based on pre-established performance goals established by a compensation committee that is comprised solely of two or more "outside directors," is not considered in determining whether a "covered employee's" compensation exceeds $1,000,000. It is intended that certain awards under the 2004 Plan will satisfy these requirements so that the income recognized in connection with awards will not be included in a "covered employee's" compensation for the purpose of determining whether such individual's compensation exceeds $1,000,000.

        Parachute Payments.    In the event that the payment of any award under the 2004 Plan is accelerated because of a change in ownership (as defined in Code Section 280G(b)(2)) and such payment of an award, either alone or together with any other payments made to the participant, constitute parachute payments under Section 280G of the Code, then subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion of the payment.

        Tax Consequences for Non-U.S. Taxpayers.    Tax consequences for non-U.S. taxpayers will vary depending upon the tax laws of foreign jurisdictions.

        Future Plan Awards.    Because future awards under the 2004 Plan will be based upon prospective factors, including the nature of services to be rendered and a recipient's potential contributions to the success of the Company, actual awards cannot be determined at this time.

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EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information about the Company's equity compensation plans as of September 30, 2003. All outstanding awards relate to the Company's Common Stock. For additional information about the Company's equity compensation plans, see note 12 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans Approved by Security Holders(1)	349,500	$8.13	0	(2)
Equity Compensation Plans Not Approved by Security Holders	60,000	$9.06	0

Total	409,500	$8.26	0	(2)

(1)
All of the shares reported in this row reflect stock options granted under the Company's 1992 Plan.

(2)
Assuming stockholders approve the 2004 Plan, 853,000 shares of Common Stock will become available for stock option issuance under the 2004 Plan.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2004 PLAN.

By Order of the Board of Directors
/s/ EZRA SHASHOUA EZRA SHASHOUA Secretary

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EXHIBIT C
TODHUNTER INTERNATIONAL, INC.
2004 STOCK OPTION PLAN

ARTICLE I

GENERAL PROVISIONS

        1.01    Purpose

        The purposes of this 2004 Stock Option Plan (the "Plan") of Todhunter International, Inc. and its subsidiaries (whether corporations or other entities) (the "Company") are to: (1) closely associate the interests of certain key employees and directors of the Company and its subsidiaries (whether corporations or other entities) with the interests of the shareholders; (2) encourage key employees and directors to focus on the growth and development of the Company, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive for key employees and directors to maintain employment or relationships with the Company so that the Company may retain the services of the most highly qualified individuals.

        1.02    Administration

        (a)   The Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee appointed by the Board (the "Committee"); provided, that to the extent required by Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such Committee shall be comprised solely of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) under the Exchange Act. All references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. The interpretation and construction by the Committee of any provisions of the Plan or of any award granted under it shall be final unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any awards granted under it.

        (b)   The Committee shall have the authority, in its sole discretion and from time to time to: (i) designate the directors, employees or classes of employees eligible to participate in the Plan; (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine; (iii) impose such limitations, restrictions and conditions upon any such award as the Committee shall determine; (iv) interpret the Plan, adopt, amend, and rescind rules and regulations relating to the Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

        (c)   The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

        1.03    Eligibility for Participation

        Participants in the Plan shall be selected by the Committee from the directors, officers and other key employees of the Company and its subsidiaries. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

        1.04    Types of Awards Under Plan

        Awards under the Plan may be in the form of Non-Qualified Stock Options (as described in Article II), Incentive Stock Options (as described in Article III), Stock Appreciation Rights (as described in Article IV) or a combination thereof. The Committee shall have the right, with the consent of the optionee, to convert an Incentive Stock Option granted under the Plan to a Non-Qualified Stock Option pursuant to Section 5.11.

        1.05    Aggregate Limitation on Awards

        (a)   Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of the Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan (excluding Stock Appreciation Rights) shall be 853,000, subject to adjustment as provided in Section 5.05.

        (b)   For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan: (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for the shares issued upon an exercise of a Non-Qualified Stock Option or Incentive Stock Option (collectively, "Stock Options"); (ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for the shares issued upon an exercise of a Stock Option.

        (c)   Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

        1.06    Effective Date and Term of Plan

        (a)   The Plan shall become effective on the date it is approved by the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at a meeting of shareholders of the Company.

        (b)   No awards shall be made under the Plan after the ten-year anniversary of the effective date of the Plan, provided, however, that the Plan and all awards made under the Plan before such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

        1.07    Acceleration of Vesting

        The Committee shall have the right to accelerate the date of exercise of any installment of any Stock Option or SAR; provided that the Committee shall not, without the consent of an optionee, accelerate the exercise date of any installment of any Stock Option granted to any employee as an Incentive Stock Option (and not previously converted into a Non-Qualified Option pursuant to Section 5.11) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 3.06.

ARTICLE II

NON-QUALIFIED STOCK OPTIONS

        2.01    Award of Non-Qualified Stock Options

        The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options (that do not constitute Incentive Stock Options) to purchase for cash or shares the number of shares of Common Stock ("Non-Qualified Stock Options") allotted by the Committee. The date a Non-Qualified Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan.

        2.02    Non-Qualified Stock Option Agreements

        The grant of a Non-Qualified Stock Option shall be evidenced by a written Non-Qualified Stock Option Agreement, executed by the Company and the holder of a Non-Qualified Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Non-Qualified Stock Option evidenced thereby, and including such terms as the Committee may from time to time determine.

        2.03    Non-Qualified Stock Option Price

        The exercise price per share of Common Stock shall be set by the Committee at the time of grant, but shall not be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of such grant.

        2.04    Term and Exercise

        Each Non-Qualified Stock Option shall be exercisable by the optionee in accordance with such terms as shall be established by the Committee for the option, and unless a shorter period is provided by the Committee or by another provision of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). No Non-Qualified Stock Option shall be exercisable after the expiration of its option term.

        2.05    Manner of Payment

        Each Non-Qualified Stock Option Agreement shall set forth the procedure governing the exercise of the Non-Qualified Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with previously owned Common Stock.

        2.06    Effect of Exercise

        As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

        2.07    Death of Optionee

        (a)   Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Non-Qualified Stock Option by bequest or inheritance after the death of the optionee, provided that such exercise occurs within both the remaining effective term of the Non-Qualified Stock Option and twelve (12) months after the optionee's death.

        (b)   The provisions of this section shall apply even though the optionee's employment may have terminated before death, but only to the extent of any rights exercisable on the date of death.

        2.08    Disability

        Upon termination of the optionee's employment by reason of permanent disability (as determined by the Committee), the optionee may exercise any Non-Qualified Stock Options to the extent such options are exercisable at the date of such termination of employment, provided that such exercise occurs within both the remaining effective term of the Non-Qualified Stock Option and twelve (12) months after such date of termination of employment.

        2.09    Termination for Other Reasons

        Except as provided in Sections 2.07 and 2.08, or in a Non-Qualified Stock Option Agreement, or except as otherwise determined by the Committee, if an optionee ceases to be employed by the Company and its subsidiaries for any reason other than death or permanent disability, no further installments of Non-Qualified Stock Options shall become exercisable, and his Non-Qualified Stock Options shall terminate after the passage of three (3) months from the date of termination of his employment, but in no event later than on their specified expiration dates.

ARTICLE III

INCENTIVE STOCK OPTIONS

        3.01    Award of Incentive Stock Options

        The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any employee one or more "incentive stock options" (intended to qualify as such under the provisions of § 422 of the Internal Revenue Code of 1986, as amended (the "Code")) ("Incentive Stock Options"), to purchase for cash or shares or both the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a participant pursuant to the Plan. Incentive Stock Options may not be granted to individuals who are directors but not employees.

        3.02    Incentive Stock Option Agreements

        The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and including such terms as the Committee may from time to time determine.

        3.03    Incentive Stock Option Price

        The exercise price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

        3.04    Term and Exercise

        Each Incentive Stock Option shall be exercisable by the optionee in accordance with such terms as shall be established by the Committee for the option, and unless a shorter period is provided by the Committee or by another section of this Plan, may be exercised during the option term. No Incentive Stock Option shall be exercisable after the expiration of its option term.

        3.05    Special Rule for Ten Percent Shareholder

        Notwithstanding Sections 3.03 and 3.04, if Incentive Stock Options are issued to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, then (i) the option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 110% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted; and (ii) such option by its terms shall not be exercisable after the expiration of five years from the date such option is granted. For purposes of the Plan, the term "parent corporation" shall have the meaning set forth in § 424(e) of the Code, and the term "subsidiary corporation" shall have meaning set forth in § 424(f) of the Code.

        3.06    Maximum Amount of Incentive Stock Option Grant

        Each participant may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any subsidiaries, such Incentive Stock Options do not become exercisable for the first time by such participant during any calendar year in a manner which would entitle the participant to purchase more than $100,000 in fair market value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any options granted to a participant in excess of such amount will be deemed to be Non-Qualified Stock Options.

        3.07    Death of Optionee

        (a)   Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance after the death of the optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and twelve (12) months after the optionee's death.

        (b)   The provisions of this section shall apply even though the optionee's employment may have terminated before death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

        3.08    Disability

        Upon the termination of the optionee's employment by reason of permanent disability (as determined by the Committee), the optionee may exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment, provided that such exercise occurs within both the remaining effective term of the Incentive Stock Option and twelve (12) months after such date of termination of employment.

        3.09    Termination for Other Reasons

        Except as provided in Sections 3.07 and 3.08 or in an Incentive Stock Option Agreement, or except as otherwise determined by the Committee, if an optionee ceases to be employed by the Company and its subsidiaries for any reason other than death or permanent disability, no further installments of Incentive Stock Options shall become exercisable, and his Incentive Stock Options shall terminate after the passage of three (3) months from the date of termination of his employment but in no event later than on their specified expiration dates.

        3.10    Applicability of Stock Options Sections

        Sections 2.05 (Manner of Payment) and 2.06 (Effect of Exercise) applicable to Stock Options, shall apply equally to Incentive Stock Options. Said sections are incorporated by reference in this Article III as though fully set forth herein.

ARTICLE IV

STOCK APPRECIATION RIGHTS

        4.01    Stock Appreciation Rights ("SAR")

        Any Stock Option granted under the Plan may include an SAR, either at the time of grant or by amendment except that in the case of an Incentive Stock Option, such SAR shall be granted only at the time of grant of the related Stock Option. The Committee may also award SARs to participants independent of any Stock Option. An SAR shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall determine.

        4.02    Vesting

        An SAR granted in connection with a Stock Option shall become exercisable, be transferable and shall lapse according to the same vesting schedule, transferability and lapse rules that are established by the Committee for the Stock Option. An SAR granted independent of a Stock Option shall become exercisable, be transferable and shall lapse in accordance with a vesting schedule, transferability and lapse rules established by the Committee.

        4.03    Failure to Exercise

        If on the last day of the option period (or in the case of an SAR independent of a Stock Option, the SAR period established by the Committee), the fair market value of the Common Stock exceeds the option price, the participant has not exercised the option or SAR, and neither the option nor the SAR has lapsed, such SAR shall be deemed to have been exercised by the participant on such last day and the Company shall make the appropriate payment therefor.

        4.04    Payment

        The amount of additional compensation which may be received pursuant to the award of one SAR is the excess, if any, of the fair market value of one share of Common Stock on the appreciation date (as established by the Committee, or as determined pursuant to Section 4.05) over the option price, in the case of an SAR granted in connection with an option, or the fair market value of one (1) share of Common Stock on the date of grant, in the case of an SAR granted independent of an option. The Company shall pay such excess in cash, in shares of Common Stock valued at fair market value, or any combination thereof, as determined by the Committee. Fractional shares shall be settled in cash.

        4.05    Designation of Appreciation Date

        A participant may designate an appreciation date at such time or times as may be determined by the Committee at the time of grant by filing an irrevocable written notice with the Committee or its designee, specifying the number of SARs to which the appreciation date relates, and the date on which such SARs were awarded. Such time or times determined by the Committee may take into account any applicable "window periods" required by Rule 16b-3 under the Exchange Act.

        4.06    Expiration

        Except as otherwise provided in the case of SARs granted in connection with Stock Options, the SARs shall expire at such times and under such scenarios (e.g., some specified date(s) on or after termination of employment, depending on the reason for termination) as designated by the Committee, but in no event later than ten (10) years after the date on which the SAR was awarded.

ARTICLE V

MISCELLANEOUS

        5.01    General Restriction

        Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

        5.02    Non-Assignability

        No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the participant, such award shall be exercisable only by the participant or by his guardian or legal representative.

        5.03    Withholding Taxes

        Whenever the Company proposes or is required to issue or transfer shares of Common Stock or make any payments under the Plan, the Company shall have the right to require the optionee or participant to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements before delivery of any payment or certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

        5.04    Employment Not Affected

        Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of, or other relationship with, such participant.

        5.05    Adjustments

        Upon the occurrence of any of the following events, a participant's rights with respect to Stock Options or SARs granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the participant and the Company relating to such award:

        (a)   Stock Dividends And Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Stock Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        (b)   Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity, in a merger, reverse merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board") shall, with respect to outstanding Stock Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Stock Options by substituting on an equitable basis for the shares then subject to such Stock Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; (ii) accelerate the date of exercise of such Stock Options or of any installment of any such Stock Options; (iii) upon written notice to the optionees, provide that all Stock Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the Stock Options shall terminate; (iv) terminate all Stock Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Stock Options over the exercise price thereof; or (v) take such other action as deemed appropriate by the Committee or such Successor Board. In the event an optionee's employment is terminated within twelve (12) months of a consolidation or merger, the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder may provide for the automatic vesting of any cash payment program implemented in replacement of such Stock Option.

        (c)   Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above)

pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising a Stock Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Stock Option prior to such recapitalization or reorganization.

        (d)   Modification of Incentive Stock Options. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

        (e)   Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Stock Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

        (f)    Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

        (g)   Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

        (h)   Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 1.05(a) hereof that are subject to Stock Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this Section 5.05 and, subject to Section 1.02, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of an award made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board. The provisions of this Section 5.05 shall also apply to SARs in the manner and to the extent deemed appropriate by the Committee or such Successor Board.

        5.06    Non-Uniform Determinations

        The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

        5.07    Rights as a Shareholder

        The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

        5.08    Fair Market Value

        For purposes of the Plan, fair market value as of any date and in respect of any share of Common Stock shall mean: (i) if there is a market for the stock on a stock exchange, the mean between the highest and lowest quoted prices on such date. If there are no sales on such date but there were sales on dates within a reasonable time before and after such date, the fair market value is determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after such date; (ii) if there is no market for the stock on a stock exchange, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate.

        5.09    Leaves of Absence

        The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan previously made to any recipient who takes such leave of absence.

        5.10    Newly Eligible Employees

        The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

        5.11    Conversion of Incentive Stock Options into Non-Qualified Stock Options

        The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the optionee is an employee of the Company or one of its subsidiaries at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Stock Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Stock Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's Incentive Stock Options converted into Non-Qualified Stock Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination.

        5.12    Terms and Conditions of Awards

        Stock Options and SARs shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments may contain such provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Stock Options. In granting any Non-Qualified Stock Option, the Committee may specify that such Non-Qualified Stock Option shall be subject to the restrictions set forth herein with respect to Incentive Stock Options, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

        5.13    Notice to Company of Disqualifying Disposition

        Each employee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the Incentive Stock Option, or (b) one year after the date the employee acquired Common Stock by exercising the Incentive Stock Option. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

        5.14    Governing Law; Construction

        The validity and construction of the Plan and the instruments evidencing awards under this Plan shall be governed by the laws of the state of Delaware without regard to principles of conflicts of law. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

        5.15    Amendment of the Plan

        (a)   The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

        (b)   The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that, without shareholder approval, the Committee may not materially amend the Plan, including, but not limited to, the following:

  (i)
  materially increase the number of shares of Common Stock to be issued under the Plan (other than pursuant to Section 5.05);

  (ii)
  materially increase benefits to participants, including any material change to (A) permit a repricing (or decrease in exercise price) of outstanding Stock Options, (B) reduce the price at which Stock Options may be offered, or (C) extend the duration of the Plan;

  (iii)
  materially expand the class of participants eligible to participate in the Plan; and

  (iv)
  expand the types of Stock Options or other awards provided under the Plan.

        (c)   The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an award previously granted to him or her.

PROXY

TODHUNTER INTERNATIONAL, INC.

Annual Meeting of Stockholders to be held on March 16, 2004

        The undersigned, a stockholder of Todhunter International, Inc., a Delaware corporation (the "Company"), hereby appoints Jay S. Maltby and Thomas A. Valdes, or either of them, attorneys and proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Gunster, Yoakley, & Stewart, P.A., at 777 South Flagler Drive, Suite 500 East, West Palm Beach, Florida 33401 on Tuesday, March 16, 2004 at 11:00 a.m. Eastern Standard Time and at any adjournments, in respect of all shares of the Common Stock of the Company registered in the name of the undersigned as fully as the undersigned could vote and act if personally present:

        This proxy, when properly executed, will be voted as directed herein by the undersigned. However, if no direction is given, this proxy will be voted FOR Proposal 1 and Proposal 2 and, with respect to any other matter properly brought before the meeting or any adjournments, in accordance with the determination of the proxies named herein.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TODHUNTER INTERNATIONAL, INC.

(1)
	ELECTION OF DIRECTORS, NOMINEES: — To elect Jay S. Maltby, Edward F. McDonnell and D. Chris Mitchell as Class III Directors to hold office for a term of three years and until their successors have been elected and qualified, and Michael E. Carballo as a Class II Director to hold office for a term of two years and until his successor has been elected and qualified.	(3) IN THEIR DISCRETION, on any other matters that may properly come before the meeting or any adjournments thereof.
VOTE FOR all nominees listed above except as marked to the contrary. / /	VOTE WITHHELD for all nominees listed above as a group. / /	To withhold authority to vote for any individual nominee, print that nominee's name on the line below.	DATE: 2004 (L.S.) (L.S.) Signature(s)
(2)	Approval of the Company's 2004 Stock Option Plan, replacing the 1992 Stock Option Plan.
	For ☐	Against ☐	Abstain ☐
        Please date this proxy and sign your name exactly as your name appears herein. If the stock is held jointly, all owners must sign. When signing as attorney, executor, administrator, trustee, guardian or in another representative capacity, please give full title.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

QuickLinks

PROPOSAL TWO APPROVAL OF THE COMPANY'S 2004 STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
EXHIBIT C TODHUNTER INTERNATIONAL, INC. 2004 STOCK OPTION PLAN